Exhibit 99.1

FiveW Capital LLC
By: /s/ David Randall Winn
Name: David Randall Winn
Title: Managing Member	Date: 08/13/2021
FiveW DiscoverOrg LLC
By: /s/ David Randall Winn
Name: David Randall Winn
Title: Managing Member	Date: 08/13/2021